Exhibit 4.1

Restated Articles of Organization

(General Laws Chapter 156D, Section 10.07; 950 CMR 113.34)

Lifeline Holdings, Inc. (the “Corporation”), having a registered office at 111 Lawrence Street, Framingham, Massachusetts 01702-8156, certifies as follows:

FIRST, the Restated Articles were duly adopted and approved on October 6, 2004 by both the board of directors and the sole shareholder of the Corporation in the manner required by General Laws, Chapter 156D and the Articles of Organization.

SECOND, the following is all the information required to be in the original Articles of Organization, except that the supplemental information provided for in Article VIII of the Articles of Organization is not included:

ARTICLE I. The exact name of the Corporation is Lifeline Holdings, Inc.

ARTICLE II. The Corporation may engage in any lawful business.

ARTICLE III. The total number of shares of each class of stock that the Corporation is authorized to issue is 55,000,000 shares, which shall consist of 50,000,000 shares of common stock, $0.02 par value per share (the “Common Stock”), and 5,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

ARTICLE IV. If more than one class or series of shares is authorized, the preferences, limitations and relative rights of each class or series are as follows:

Common Stock

Section 1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the board of directors with respect to any series of Preferred Stock as authorized herein.

Section 2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of shareholders (and written actions in lieu of meetings). There shall be no cumulative voting.

Series A Junior Participating Preferred Stock

Pursuant to the authority granted to and vested in the board of directors of the Corporation by Article VI, Section 1 of these Restated Articles, the board of directors has created a series of Preferred Stock and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be 50,000. Such number of shares may be increased or decreased by the vote of the board of directors and the filing of Articles of Amendment prior to issuance; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock; and provided further, that no increase shall increase the number of shares of Series A Preferred Stock to such number which, when aggregated with the other authorized classes and series of capital stock of the Corporation, exceeds the total number of authorized shares specified in these Restated Articles.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the board of directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the first sentence of this Section 2(A) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 70 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

(B) Except as otherwise provided in these Restated Articles or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the board of directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the board of directors of the Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the board of directors. Such special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

(ii) During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then, and during such time as such right continues, (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each such additional Director shall not be a member of any existing class of the board of directors, but shall serve until the next annual meeting of shareholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

(iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

(iv) If, during any interval between annual meetings of shareholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the board of directors shall call a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

(v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

(D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall automatically become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in these Restated Articles, or in any other amendment to these Restated Articles creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(B) Neither the consolidation, merger, share exchange or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

(C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

Section 7. Consolidation, Merger, Share Exchange, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. At such time as any shares of Series A Preferred Stock are outstanding, the Articles of Organization, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

ARTICLE V. The restrictions imposed by the Articles of Organization upon the transfer of shares of any class or series of stock are as follows: None.

ARTICLE VI. Other lawful provisions:

1. Authority of Directors to Create New Classes and Series of Shares. The board of directors, acting without the shareholders, may (a) reclassify any unissued shares of any authorized class or series into one or more existing or new classes or series, and (b) create one or more new classes or series of shares, specifying the number of shares to be included therein, the distinguishing designation thereof and the preferences, limitations and relative rights applicable thereto, provided that the board of directors may not approve an aggregate number of authorized shares of all classes and series which exceeds the total number of authorized shares specified in the Articles of Organization approved by the shareholders.

2. Minimum Number of Directors. The board of directors may consist of one or more individuals, notwithstanding the number of shareholders.

3. Personal Liability of Directors to Corporation. No director shall have personal liability to the Corporation for monetary damages for breach of his or her fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions under Section 6.40 of Chapter 156D of the General Laws of Massachusetts, as amended from time to time (“Chapter 156D”), or any successor provision to such Section, or (d) for any transaction from which the director derived an improper personal benefit.

4. Authorization of Directors to Make, Amend or Repeal Bylaws. The board of directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in Chapter 156D, the Articles of Organization or the bylaws requires action by the shareholders.

5. Shareholder Amendment of Bylaws. Except with respect to a bylaw adopted by the board of directors, the bylaws may at any time be amended by the affirmative vote of the holders of (i) two-thirds of the shares of each voting group outstanding and entitled to vote on the matter, or (ii) in the case of any such amendment that has been approved by vote of the board of directors taken at a meeting held prior to the meeting of shareholders at which such amendment is to be voted upon, such number of shares as exceeds the number of shares for which votes are cast opposing the matter. In addition, any action taken by the board of directors with respect to the bylaws may only be amended or repealed by the shareholders with the affirmative vote of the holders of two-thirds of the shares of each voting group entitled to vote on the matter.

6. Chapter 110D. Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the Corporation.

ARTICLE VII. The effective date of the restatement of the Articles of Organization is the date and time these Restated Articles were received for filing.

THIRD, Articles III, IV and VI of the Articles of Organization of the Corporation are being amended by these Restated Articles.

Signed by	/s/ Ronald Feinstein
(signature of authorized individual)

(Please check appropriate box)

☐	Chairman of the Board of Directors

☒	President – Ronald Feinstein

☐	Other Officer

☐	Court-appointed fiduciary,

Signed on this 27th day of October of 2004.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Restated Articles of Organization

(General Laws, Chapter 156D, Section 10.07)

I hereby certify that upon examination of these Restated Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $55,399 having been paid, said articles are deemed to have been filed with me this 27 day of October, 2004 at 10:25 a.m.

Effective date:
(must be within 90 days of date submitted)

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Contact information to be filled in by corporation:

Pam Finan

c/o Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Telephone: 617-526-6000

Email: pamela.finan@wilmerhale.com

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Lifeline Holdings, Inc., having a registered office at 111 Lawrence Street, Framingham, MA 01702, certifies as follows:

FIRST, Article I of the Articles of Organization of the corporation is amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on September 10, 2004 by the board of directors and its shareholder in the manner required by law and the Articles of Organization.

THIRD, the specific text of the amendment effected by this Amendment is as follows:

ARTICLE I is amended to read as follows:

ARTICLE I. The exact name of the Corporation is Lifeline Systems, Inc.

FOURTH, this Amendment does not authorize an exchange or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH, this Amendment does not change the number of shares or par value (if any) of any type, or designate a class or series, of stock, or change a designation of any class or series of stock.

The foregoing amendment will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, §1.25.

Signed by	/s/ Ronald Feinstein

(Please check appropriate box)

☐ Chairman of the Board

☒ President – Ronald Feinstein

☐ Other Officer

☐ Court-appointed fiduciary

on this 9th day of December, 2004.

Lifeline Systems Company

111 Lawrence Street

Framingham, MA 01702

December 9, 2004

The Massachusetts Secretary of State’s Office

Corporations Division

One Ashburton Place

17th Floor

Boston, MA 02108

Re:	Lifeline Systems, Inc.

Dear Sir or Madam:

The undersigned hereby consents to the use of the name Lifeline Systems, Inc. in the Commonwealth of Massachusetts by Lifeline Holdings, Inc. (which is changing its corporate name to Lifeline Systems, Inc.).

LIFELINE SYSTEMS COMPANY (f/k/a Lifeline Systems, Inc.)

By:	/S/ MARK G. BEUCLER
Mark G. Beucler Vice President, Finance, Chief Financial Officer and Treasurer

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D, Section 10.06)

I hereby certify that upon examination of these Articles of Amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 9 day of December 2004 at 4:00 p.m.

Effective date:

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Contact information:

Pam Finan

c/o Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Telephone: 617-526-6000

Email: pamela.finan@wilmerhale.com

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Lifeline Systems, Inc., having a registered office at 111 Lawrence Street, Framingham, MA 01702, certifies as follows:

FIRST, Article VI, Section 5 of the Articles of Organization of the corporation is amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on March 24, 2005 by the board of directors and on May 18, 2005 by the shareholders in the manner required by law and the Articles of Organization.

THIRD, the specific text of the amendments effected by this Amendment is as follows:

ARTICLE VI, Section 5 is amended to read as follows:

5. Shareholder Amendment of Bylaws. The bylaws may at any time be amended by the affirmative vote of the holders of a majority of the shares of each voting group outstanding and entitled to vote on the matter. In addition, any action taken by the board of directors with respect to the bylaws may only be amended or repealed by the affirmative vote of the holders of a majority of the shares of each voting group outstanding and entitled to vote on the matter.

FOURTH, this Amendment does not authorize an exchange or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH, this Amendment does not change the number of shares or par value (if any) of any type, or designate a class or series, of stock, or change a designation of any class or series of stock.

The foregoing amendment will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, §1.25.

Signed by    /s/ Ronald Feinstein

(Please check appropriate box)

☐ Chairman of the Board

☒ President – Ronald Feinstein

☐ Other Officer

☐ Court-appointed fiduciary

on this 20th day of May, 2005.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D, Section 10.06)

I hereby certify that upon examination of these Articles of Amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 20th day of May 2005 at 3:40 p.m.

Effective date: Immediately

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Contact information:

Pam Finan

c/o Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Telephone: 617-526-6000

Email: pamela.finan@wilmerhale.com